                                                          Exhibit No. EX-99.p.11

                    ADVISORY EMPLOYEE INVESTMENT TRANSACTION
                                     POLICY

                                       For

                     BLACKROCK INVESTMENT ADVISER COMPANIES

                                                        Revised February 1, 2005

                 ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY

     B.   The General Scope of the Policy's Application to Personal

          1.       Use of Broker-Dealers and Futures Commission

     D.   Investment Transactions Requiring Prior Notification
          and Clearance......................................................10

          1.       Prior Notification and Clearance Procedure................10

          2.       Transactions, Securities and Futures Contracts Excluded

Appendices

I.     Definitions of Capitalized Terms

II.    Acknowledgment of Receipt of the Policy

III.   Annual Certification of Compliance with the Policy

III-A. Annual Holdings Report

IV.    Initial Report of Accounts

V-A.   Request for Duplicate Broker Reports (For persons not associated with BlackRock Investments, Inc.)

V-B.   Request for Duplicate Broker Reports (For persons associated with BlackRock Investments, Inc.)

VI.    Investment Transaction Prior Notification Form

VII.   Fully Discretionary Account Form

VIII.  Third-Party Mutual Funds Advised by BlackRock

                 ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY

                   FOR BLACKROCK INVESTMENT ADVISER COMPANIES

I.       PREAMBLE

     A.   General Principles

     This amended and revised Advisory Employee  Investment  Transaction  Policy
(the "Policy") is based on the principle that you, as an Advisory Employee of an
Advisor under the control of BlackRock, Inc. ("BlackRock"), owe a fiduciary duty of  undivided  loyalty to the  registered  investment  companies,  institutional investment clients, personal trusts and estates, guardianships, employee benefit trusts,  and other Advisory Clients which that Advisor  serves.(1)  Accordingly, you must avoid transactions,  activities, and relationships that might interfere or appear to  interfere  with making  decisions  in the best  interests of those
Advisory Clients.

         At all times, you must observe the following general principles:

-----------------------------

(1)      This Policy uses a number of capitalized terms, e.g., Advisor, Advisory
Client, Advisory Employee, Beneficial Ownership,  Non-Reportable Security, Fixed
Income Securities,  Fully  Discretionary  Account,  Futures Contract,  Immediate
Family, Investment Transaction,  Personal Account, Portfolio Employee, Portfolio
Manager,  Related  Account,  and Security.  The first time a capitalized term is used, a definition is stated in the text or in a footnote.  The full definitions of these  capitalized  terms are set forth in  Appendix  I. To  understand  your responsibilities  under  the  Policy,  it  is  important  that  you  review  and understand  all of the  definitions  of  capitalized  terms  in  Appendix  I. As indicated in Appendix I:

          The term  "Advisor"  means any entity under the control of  BlackRock, whether now in  existence  or formed  after the date  hereof,  that is registered as (i) an investment advisor under the Investment  Advisers
          Act of 1940, as amended,  or (ii) a broker-dealer under the Securities
          Exchange  Act of 1934,  as  amended,  other  than any such  investment advisor or broker-dealer that has adopted its own employee  investment transaction policy.

          The term "Advisory Client" means an investment company, whether or not registered with any regulatory authority, an institutional  investment client,  a  personal  trust or estate,  a  guardianship,  an  employee benefit  trust,  or another client with which the Advisor by which you are  employed  or with  which  you are  associated  has an  investment management, advisory or sub-advisory contract or relationship.

          The term "Advisory Employee" means an officer,  director,  or employee of an Advisor, or any other person identified as a "control person" on the  Form  ADV or the  Form BD  filed  by the  Advisor  with  the U.S.
          Securities and Exchange Commission, (1) who, in connection with his or her  regular  functions  or  duties,  generates,  participates  in, or obtains  information  regarding that  Advisor's  purchase or sale of a
          Security  by or on behalf of an  Advisory  Client;  (2) whose  regular functions or duties relate to the making of any  recommendations  with respect to such  purchases or sales;  (3) who obtains  information  or exercises influence concerning  investment  recommendations made to an
          Advisory  Client  of  that  Advisor;  (4) who has  line  oversight  or management  responsibilities  over employees  described in (1), (2) or
          (3), above; or (5) who has access to non-public  information regarding any Advisory  Clients'  purchase or sale of  securities  or non-public information  regarding the portfolio holdings of any fund for which an
          Advisor serves as an investment  adviser or any fund whose  investment adviser or principal  underwriter  controls,  is controlled  by, or is under common control with BlackRock.

          1.   You must place the  interests  of Advisory  Clients  first.  As a fiduciary you must  scrupulously  avoid serving your own personal interests  ahead of the interests of Advisory  Clients.  You must adhere to this general fiduciary principle as well as comply with the Policy's specific  provisions.  Technical compliance with the
               Policy  will  not   automatically   insulate  from  scrutiny  any
               Investment   Transaction(2)  that  indicates  an  abuse  of  your
               fiduciary duties or that creates an appearance of such abuse.

               Your  fiduciary  obligation  applies  not  only to your  personal
               Investment  Transactions  but also to actions  taken on behalf of
               Advisory  Clients.  In particular,  you may not cause an Advisory
               Client to take action,  or not to take action,  for your personal benefit rather than for the benefit of the Advisory  Client.  For example,  you would violate this Policy if you caused an Advisory
               Client to  purchase  a  Security  you owned  for the  purpose  of increasing  the value of that  Security.  If you are a  Portfolio
               Employee,(3)  you would also  violate  this  Policy if you made a personal  investment in a Security  that might be an  appropriate investment for an Advisory  Client without first  considering the
               Security as an investment for the Advisory Client.

-----------------------------

(2)  For purposes of this Policy, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial  Ownership interest.  The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction
in that Security or Futures Contract.

     As a general matter, the term "Security" means any stock, note, bond, share issued  by  an  investment  company  (including  both  open-end  and  closed-end investment  companies)  advised or  sub-advised  by BlackRock or an affiliate of
BlackRock  ("BlackRock  Funds") ,  debenture or other  evidence of  indebtedness
(including any loan participation or assignment),  limited partnership  interest or investment contract other than a Non-Reportable  Security (as defined below).
The term "Security" includes an option on a Security, an index of Securities,  a currency  or a basket of  currencies,  including  such an  option  traded on the
Chicago  Board of  Options  Exchange  or on the New York,  American,  Pacific or
Philadelphia   Stock  Exchanges  as  well  as  such  an  option  traded  in  the over-the-counter  market.  The term  "Security"  does  not  include  a  physical commodity  or a Futures  Contract,  but it may  include an interest in a limited liability company (LLC) or in a private investment fund.

     The term "Futures  Contract"  includes (a) a futures contract and an option on a futures  contract  traded on a U.S. or foreign board of trade,  such as the
Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile
Exchange,   or  the  London   International   Financial   Futures   Exchange  (a
"Publicly-Traded  Futures  Contract"),  as well  as (b) a  forward  contract,  a
"swap",  a "cap", a "collar",  a "floor" and an  over-the-counter  option (other than an option on a foreign  currency,  an option on a basket of currencies,  an option on a Security or an option on an index of  Securities,  which fall within the definition of "Security") (a "Privately-Traded Futures Contract").

     As a general  matter,  you are considered to have a "Beneficial  Ownership"
interest in a Security or Futures Contract if you have the opportunity, directly or  indirectly,  to profit or share in any profit  derived from a transaction in that  Security  or  Futures  Contract.  You are  presumed  to have a  Beneficial
Ownership  interest in any Security or Futures  Contract held,  individually  or jointly,  by you and/or by a member of your Immediate Family (as defined below).
In addition,  unless  specifically  excepted by the Chief Compliance Officer, or his designee,  based on a showing that your interest or control is  sufficiently attenuated  to avoid the  possibility  of a conflict,  you will be considered to have a Beneficial  Ownership  interest in a Security or a Futures  Contract held by: (1) a joint account to which you are a party, (2) a partnership in which you are a  general  partner,  (3) a  limited  liability  company  in which you are a manager-member,  (4) a trust in which you or a member of your  Immediate  Family has a pecuniary interest or (5) an investment club in which you are a member.

     See  Appendix  I for more  complete  definitions  of the terms  "Beneficial
Ownership," "Futures Contract," and "Security."

          2.   You must conduct all of your personal Investment  Transactions in full compliance  with this Policy,  the BlackRock,  Inc.  Insider
               Trading Policy and the other policies of BlackRock (including the policies that prohibit  insider trading or that restrict  trading in BlackRock or  Anthracite).  BlackRock  encourages you and your family to develop personal investment  programs.  However,  those investment  programs  must remain  within  boundaries  reasonably necessary to insure that appropriate  safeguards exist to protect the  interests  of our  Advisory  Clients  and to avoid  even the appearance  of  unfairness or  impropriety.  Doubtful  situations should be resolved in favor of our  Advisory  Clients and against your personal Investment Transactions.

          3.   You must not take inappropriate  advantage of your position.  The
               receipt  of  investment  opportunities,   perquisites,  gifts  or
               gratuities  from  persons  seeking to do  business,  directly  or indirectly,  with BlackRock,  an affiliate, or an Advisory Client could  call  into  question  the  independence  of your  business judgment.  Doubtful  situations  should be resolved  against your personal interests.

          4.   You must  promptly  report any  violations  of this Policy to the
               Chief  Compliance  Officer or his designees.  You must report any violation  of which you are aware by any  person  subject to this
               Policy. The Chief Compliance Officer and the Legal and Compliance
               Department  will keep reports of  violations  and the identity of those reporting violations strictly  confidential.  You shall not be subject to any  retaliation  for reporting a violation in good faith.

     B.   The General Scope of The Policy's  Application to Personal  Investment
          Transactions

     Rule 17j-1 under the Investment  Company Act of 1940, as amended,  and Rule
204A-1  under the  Investment  Advisers  Act of 1940  requires  reporting of all
personal   Investment   Transactions   in   Securities   (other   than   certain
"Non-Reportable  Securities")  by  Advisory  Employees,  whether or not they are
Securities  that  might be  purchased  or sold by or on  behalf  of an  Advisory
Client. This Policy implements that reporting requirement.

     However,  since a primary  purpose of the Policy is to avoid  conflicts  of interest arising from personal  Investment  Transactions in Securities and other instruments  that are held or might be acquired  on behalf of Advisory  Clients, this Policy only places restrictions on personal Investment Transactions in such
investments.   This  Policy  also  requires  reporting  and  restricts  personal
Investment  Transactions in certain Futures  Contracts which,  although they are not Securities, are instruments that Advisors buy and sell for Advisory Clients.

-----------------------------

(3)  The term "Portfolio Employee" means a Portfolio Manager or an Advisory
Employee who provides  information or advice to a Portfolio Manager with respect to the purchase or sale of securities,  who helps execute a Portfolio  Manager's decisions,  or who directly supervises a Portfolio Manager.  The term "Portfolio
Manager" means any employee of an Advisor who has the authority, whether sole or shared or only  from time to time,  to make  investment  decisions  or to direct trades affecting an Advisory Client.

     Although this Policy applies to all officers,  directors and other Advisory
Employees of BlackRock,  the Policy recognizes that Portfolio Managers,  and the other  Portfolio  Employees who provide  Portfolio  Managers with advice and who execute their  decisions,  occupy more  sensitive  positions than other Advisory
Employees,  and that it is  appropriate  to subject  their  personal  Investment
Transactions to greater restrictions.

     As of the effective  date of this amended and revised  Policy,  this Policy only applies to you if you are an Advisory  Employee (which  includes  Portfolio
Employees).  You are deemed an Advisory Employee unless you have been positively identified  by the Chief  Compliance  Officer  or his  designee  as not being an
Advisory Employee.

     C.   The Organization of This Policy

     The  remainder of this Policy is divided into four main topics.  Section II concerns personal investment  transactions.  Section III describes  restrictions that apply to Advisory Employees who receive inside information or seek to serve on a board of  directors  or similar  governing  body.  Section IV outlines  the procedure for seeking  case-by-case  exemptions from the Policy's  requirements.
Section V summarizes the methods for ensuring  compliance under this Policy.  In addition, the following Appendices are also a part of this Policy:

I.        Definitions of Capitalized Terms

II.       Acknowledgment of Receipt of The Policy

III       Annual Certification of Compliance With The Policy

III-A     Annual Holdings Report

IV.       Initial Report of Accounts

V.        Request For Duplicate Broker Reports

VI.       Investment Transaction Prior Notification Form

VII.      Fully Discretionary Account Form

     D.   Questions

     Questions regarding this Policy should be addressed to the Chief Compliance
Officer or his designees.  If you have any question regarding the interpretation of this Policy or its  application to a potential  Investment  Transaction,  you should  consult  the Chief  Compliance  Officer  (or his  designees)  before you execute that transaction.

II.  PERSONAL INVESTMENT TRANSACTIONS

     A.   In General

     Subject to the limited  exclusions  described  below,  you are  required to report all Investment  Transactions in Securities and Futures  Contracts made by you, a member of your Immediate  Family,  a trust or an investment club in which you have an interest,  or on behalf of any account in which you have an interest or which you  direct.(4) In addition,  you must provide prior  notification  and receive clearance of certain  Investment  Transactions in Securities and Futures
Contracts that an Advisor holds or may acquire on behalf of an Advisory  Client.
(A purchase,  sale or exercise of an option is a separate Investment Transaction for purposes of these  requirements.)  The details of these  reporting and prior notification requirements are described below.

     B.   Reporting Obligations

          1.   Use of Broker-Dealers And Futures Commission Merchants

     You must  report  any  account  with a  registered  broker-dealer,  bank or futures commission merchant you use to hold or engage in any purchase or sale of a publicly  traded Security or Futures  Contract.  Where  transactions  are made
directly  with  the  issuer  in  a  direct  stock   purchase  plan  or  Dividend
Reinvestment  Plan  (DRIP),  or with the mutual fund  company  (with  respect to open-end mutual funds),  you must report to BlackRock the information  regarding any account  with a transfer  agent or bank  executing  such  transaction.  This requirement  also  applies  to any  purchase  or sale of a  Security  or Futures
Contract  in which you have,  or by reason of the  Investment  Transaction  will acquire,  a  Beneficial  Ownership  interest.  Thus,  as a general  matter,  any
Securities or Futures Contract  transactions by members of your Immediate Family will need to be  reported  if made  through a  registered  broker-dealer,  bank, transfer agent or futures commission merchant.

          2.   Mutual Fund Accounts

     Ownership of Open-End Funds advised or sub-advised by BlackRock:

     All BlackRock employees are required to make any purchases of shares of the open-end  BlackRock Funds (except for shares held in the BlackRock  401(k) Plan)
directly through the Fund's transfer agent, PFPC, Inc. ("PFPC"). Upon commencing employment,  you must  transfer  any  existing  holdings  of shares of  open-end
BlackRock  Funds held in any  broker-dealer,  trust,  custodial or other account into an account at PFPC.  Transactions in shares of open-end BlackRock Funds are not  subject to the prior  notification  requirements  as  described  in Section
II.D.1 below. In addition,  Advisory Employees are required to report Investment
Transactions  in, and accounts  holding,  third-party  mutual  funds  advised or sub-advised by BlackRock. A list of such third-party mutual funds is included in
Appendix  VIII of this Policy and may be found on the BlackRock  intranet  site.
Employees are not required to report Investment Transactions in mutual funds not advised or  subadvised  by  BlackRock,  but employees are required to report the existence of the account.

          3.   Initial Report

     Within 10 days of  becoming an  Advisory  Employee,  you must supply to the
Chief  Compliance  Officer,  or  his  designees,   copies  of  the  most  recent
statements,  the information  contained in which must be current as of a date no more than 45 days prior to  commencing  employment  or becoming  subject to this
Policy, for each and every Personal Account and Related Account that holds or is likely to hold a Security  or Futures  Contract  in which you have a  Beneficial
Ownership  interest,  as  well  as  copies  of  confirmations  for  any  and all
Investment   Transactions   subsequent   to  the   effective   dates   of  those
statements.(5)  These documents should be supplied by attaching them to the form attached hereto as Appendix IV. This requirement includes accounts held directly with the issuer of the Security in the case of direct stock  purchase  plans and accounts held directly with open-end mutual funds.

-----------------------------

(4)  The term "Immediate Family" means any of the following persons who reside in your  household or who depend on you for basic living  support:  your spouse, any child, stepchild,  grandchild,  parent,  stepparent,  grandparent,  sibling, mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

     On that same form you  should  supply the name of any  broker-dealer,  bank and/or futures  commission  merchant and the identifying  account number for any
Personal  Account and Related Account that holds or is likely to hold a Security or Futures Contract in which you have a Beneficial  Ownership interest for which you cannot  supply the most recent  account  statement.  You must also  certify, where  indicated on the form,  that the  contents of the form and the  documents attached thereto disclose all such Personal Accounts and Related Accounts.

     In  addition,  you must also  supply,  where  indicated  on the  form,  the following  information for each Security or Futures Contract in which you have a
Beneficial  Ownership  interest,  to the  extent  that this  information  is not available from the statements attached to the form:

               a.   A description of the Security or Futures Contract, including its name or title;

               b.   The quantity (e.g., in terms of numbers of shares,  units or contracts,  and the principal  amount of debt securities) of the Security or Futures Contract;

               c.   The custodian of the Security or Futures Contract;

               d.   The  exchange-ticker  symbol  or  cusip,  interest  rate and maturity date and, with respect to transactions,  the nature of  transaction  (buy,  sale or other type of acquisition or disposition),  price  and  name  of  broker-dealer,  bank or futures commission merchant effecting the transaction.

-----------------------------

(5)  The term "Personal Account" means the following accounts that hold or are likely to hold a Security  or Futures  Contract  in which you have a  Beneficial
Ownership interest:

     o    any account in your individual name;

     o    any joint or tenant-in-common account in which you have an interest or are a participant;

     o    any account for which you act as trustee, executor, or custodian; and

     o    any  account  over which you have  investment  discretion  or have the power  (whether  or  not  exercised)  to  direct  the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds)  or  Future
          Contracts (other than an Advisory  Client's account that you manage or over which you have investment discretion),  including the accounts of any  individual  or entity that is managed or  controlled  directly or indirectly  by or through  you,  such as the account of an  investment club to which you belong.  There is a presumption that you can control accounts  held by members of your  Immediate  Family  sharing the same household.  This  presumption  may  be  rebutted  only  by  convincing evidence.

     The term  "Related  Account"  means  any  account,  other  than a  Personal
Account, that holds a Security or Futures Contract in which you have a direct or indirect  Beneficial  Ownership  interest  (other than an account over which you have no investment  discretion and cannot  otherwise  exercise  control) and any account (other than an Advisory Client's account) of any individual or entity to whom you give advice or make  recommendations  with regard to the acquisition or disposition  of  Securities  (including  BlackRock  Funds) or Futures  Contracts
(whether or not such advice is acted upon).

          4.   New Accounts

     Upon the opening of a new  Personal  Account or a Related  Account,  or any
other account, that holds or is likely to hold a Security,  Futures Contract, or
Non-Reportable  Security in which you have a Beneficial Ownership interest,  you must give written  notice to the Chief  Compliance  Officer (or his designee) of the name of the registered  broker-dealer,  bank or futures commission  merchant for that account,  the identifying  account number for that Personal  Account or
Related Account and the date that the account was established.

          5.   Timely Reporting of Investment Transactions

     You must cause each broker-dealer, bank or futures commission merchant that maintains  a Personal  Account or a Related  Account  that holds a Security or a
Futures Contract in which you have a Beneficial Ownership interest to provide to the Chief  Compliance  Officer (or his designee),  on a timely basis,  duplicate copies of  confirmations  of all Investment  Transactions in that account and of periodic  statements  but in no event later than 30 days  following the end of a calendar quarter for that account ("Duplicate Broker Reports").  A form for that purpose is attached hereto as Appendix V.

     In addition, you must report, on a timely basis, any Investment Transaction in a Security or Futures  Contract  in which you have or  acquired a  Beneficial
Ownership  interest  that was made without the use of a  broker-dealer,  bank or futures commission merchant.

          6.   Related Accounts

     The reporting obligations described above also apply to any Related Account
(as  defined  in  Appendix  I) and to any  Investment  Transaction  in a Related
Account.

     It is  important  that you  recognize  that the  definitions  of  "Personal
Account,"  "Related  Account" and "Beneficial  Ownership" in Appendix I probably will  require  you to  provide,  or to arrange  for the  broker-dealer,  bank or futures  commission  merchant  to  furnish,  copies of reports  for any of these accounts  used by or for a member of your  Immediate  Family or a trust in which you or a member of your  Immediate  Family has an  interest,  as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit  derived from any  Investment  Transaction in that account, including the account of any investment club to which you belong.

          7.   Annual Holdings Report

     You must report to the Chief  Compliance  Officer,  or his designee,  on an annual basis holdings of all Securities and Futures  Contracts in which you have a Beneficial Ownership interest.  This requirement can generally be satisfied by causing each broker-dealer, bank or futures commission merchant that maintains a
Personal  Account  and/or a Related  Account or any other  account  that holds a
Security or Futures Contract in which you have a Beneficial  Ownership  interest to provide to the Chief Compliance Officer (or his designee), on a timely basis,
Duplicate  Broker  Reports in  accordance  with the  requirements  under Section
II.B.4  above.  If you have a  Beneficial  Ownership  interest  in a Security or
Futures Contract that is not held in an account with a broker-dealer,  bank or a futures  commission  merchant or other custodian from whom the Chief  Compliance
Officer (or his designee) receives a periodic statement of your Personal Account and/or Related  Accounts,  you must complete the Annual Holdings Report attached hereto as Appendix III-A and submit it to the Chief  Compliance  Officer (or his designee)  at the time you make  your  Annual  Certification  of  Compliance  in accordance  with  the  requirements  under  Section  V.A.2 of this  Policy.  The information in the Annual  Holdings  Report must be current as of a date no more than 45 days before the report is submitted.

     You must supply, where indicated on the form, the following information for each  Security or Futures  Contract for which you had any  Beneficial  Ownership interest:

               a.   A description of the Security or Futures Contract, including its name or title;

               b.   The quantity (e.g., in terms of numbers of shares,  units or contracts,  and the principal  amount of debt securities) of the Security or Futures Contract;

               c.   The custodian of the Security or Futures Contract; and

               d.   The exchange-ticker symbol or cusip, and for debt securities the interest rate and maturity date.

     The reporting  requirements  of this Section 7 do not apply to any Security issued by the Advisor or BlackRock,  Inc. or to shares of PNC Financial Services
Group Inc. that are held in BlackRock's 401(k) Plan, including securities issued by  an  investment  company  sponsored  by  the  Advisor  that  is  exempt  from registration under the Investment Company Act of 1940, as amended, or securities of commingled investment vehicles sponsored by the Advisor.

          8.   Exemptions From Investment Transaction Reporting

     You need not report  Investment  Transactions  in any account,  including a
Fully  Discretionary  Account,(6) over which neither you nor an Immediate Family
Member has or had any direct or  indirect  influence  or control.  For  example,
Investment  Transactions  in the account of your  spouse in an employee  benefit plan  would not have to be  reported  if  neither  you nor your  spouse  has any influence or control over those Investment Transactions.

-----------------------------

(6)  The term "Fully Discretionary Account" means a Personal Account or Related
Account  managed  or  held  by a  broker-dealer,  futures  commission  merchant, investment  advisor or trustee as to which  neither you nor an Immediate  Family
Member: (a) exercises any investment discretion; (b) suggests or receives notice of transactions  prior to their  execution;  and (c) otherwise has any direct or indirect influence or control. In addition,  to qualify as a Fully Discretionary
Account,   the  individual   broker,   registered   representative  or  merchant
responsible  for that account must not be  responsible  for nor receive  advance notice of any purchase or sale of a Security or Futures Contract on behalf of an
Advisory Client.  To qualify an account as a Fully  Discretionary  Account,  the
Chief  Compliance  Officer,  or his designee  must receive and approve a written notice,  in the form attached hereto as Appendix VII, that the account meets the foregoing qualifications as a Fully Discretionary Account. You are not permitted to invest in securities issued,  sponsored or managed by BlackRock,  Inc. or its investment advisory companies, its parent, subsidiaries or affiliates, including
The PNC Financial  Services  Group,  Inc.,  any investment  advisory  company or
broker-dealer   affiliated  with  BlackRock,   Inc.,  Anthracite  Capital,  Inc.
("Anthracite")  or any  closed-end  BlackRock  Fund,  in a  Fully  Discretionary
Account.)

     You  also  need  not  report  Investment   Transactions  in  Non-Reportable
Securities  nor  need  you  furnish,  or  require  a  broker-dealer  or  futures
commission   merchant  to  furnish,   copies  of   confirmations  of  Investment
Transactions in  Non-ReportableSecurities.(7)  This includes, but is not limited
to,  Investment  Transactions  in  U.S.  Government  securities,   money  market
interests,  or shares in registered open-end investment  companies (i.e., mutual funds) not advised or  sub-advised  by BlackRock or its affiliates and shares of unit investment trusts that invest  exclusively in open-end funds, none of which are advised or sub-advised by BlackRock or an affiliate of BlackRock.

          9.   Consultants

     Consultants  may be  required to comply  with the Policy  depending  on the nature  of the work  they  perform  for  BlackRock  and the  sensitivity  of the information  used  by  the  consultants  to  perform  their  duties.  The  Chief
Compliance   Officer  or  his  designee  will  determine  whether  a  particular consultant is to be included under the Policy.

     C.   Prohibited or Restricted Investment Transactions

          1.   Initial Public Offerings

     As an Advisory Employee,  you may not acquire  Beneficial  Ownership of any
Security in an initial public  offering,  except that,  with the approval of the
Compliance  Committee  and the  General  Counsel of  BlackRock,  you may acquire
Beneficial  Ownership of a Security in an initial  public  offering  directed or sponsored by BlackRock.  For purposes of this Policy, an initial public offering shall not include the  purchase of a Security in an initial  public  offering by
(i) a savings bank to its  depositors,  (ii) a mutual  insurance  company to its policyholders,  (iii) an issuer of debt  securities  (other than debt securities convertible  into common or preferred  stock) or (iv) a building  society to its depositors.

-----------------------------

(7)  The term "Non-Reportable Security" means any Security (as defined in
Appendix  I) not  included  within  the  definition  of  Security  in  SEC  Rule
17j-1(a)(4) under the Investment Company Act of 1940, as amended,  or within the definition of Reportable  Security in Rule  204A-1(e)(10)  under the  Investment
Advisers Act of 1940, as amended, including:

     1.   A direct obligation of the Government of the United States;

     2.   Shares of money market funds;

     3.   Shares of registered open-end investment  companies,  other than those for which  BlackRock or an affiliate of BlackRock  acts as  investment adviser or subadviser;

     4.   High quality short-term debt instruments,  including,  but not limited to, bankers'  acceptances,  bank  certificates of deposit,  commercial paper and repurchase agreements;

     5.   Shares  of  authorized  unit  trusts,  open-end  investment  companies
          (OEICs),  other  than those for which  BlackRock  or an  affiliate  of
          BlackRock  acts  as  investment  adviser  or  subadviser,  and  direct obligations of the Government of the United Kingdom.

     6.   Shares of unit investment trusts that are invested  exclusively in one or more registered  open-end investment  companies,  none of which are advised by BlackRock or an affiliate of BlackRock.

See Appendix I for a more complete definition of "Non-Reportable Security."

          2.   Private Placements

     If you are a Portfolio Employee,  you may not acquire Beneficial  Ownership of any Security in a private  placement,  or  subsequently  sell that  interest, unless you have  received  the prior  written  approval of the Chief  Compliance
Officer  (or  his  designee)  and  of any  supervisor  designated  by the  Chief
Compliance  Officer.  Approval will not be given unless a determination  is made that the investment  opportunity should not be reserved for one or more Advisory
Clients,  and that the  opportunity  to invest  has not been  offered  to you by virtue of your position with an Advisor.

     If you have  acquired  Beneficial  Ownership  of  Securities  in a  private placement,  you must disclose that investment to your supervisor when you play a part in any  consideration of any investment by an Advisory Client in the issuer of the  Securities,  and  any  decision  to  make  such  an  investment  must be independently  reviewed  by a Portfolio  Manager who does not have a  Beneficial
Ownership interest in any Securities of the issuer.

     D.   Investment Transactions Requiring Prior Notification and Clearance

     You must give prior  notification to the Chief  Compliance  Officer (or his designee) and receive clearance of any Investment  Transaction  (including gifts of  Securities)  in  Securities  or Futures  Contracts in a Personal  Account or
Related  Account,  or in which you  otherwise  have or will acquire a Beneficial
Ownership interest,  unless that Investment  Transaction,  Security,  or Futures
Contract  falls into one of the  following  categories  that are  identified  as
"excluded from prior  notification and clearance" in Section II.D.2. The purpose of  prior  notification  is to  permit  the  Chief  Compliance  Officer  (or his designee)  to take  reasonable  steps to  investigate  whether  that  Investment
Transaction  is in  accordance  with  this  Policy.  Satisfaction  of the  prior notification requirement does not, however, constitute approval or authorization of any Investment Transaction for which you have given prior notification.  As a result,  the primary  responsibility  for compliance with this Policy rests with you.

          1.   Prior Notification and Clearance Procedure

     Prior  notification must be given by completing and submitting to the Chief
Compliance  Officer  (or his  designee)  a copy of the Prior  Notification  Form attached  hereto as  Appendix  VI. No  Investment  Transaction  requiring  prior notification  and  clearance  may be  executed  prior  to  notice  by the  Chief
Compliance  Officer (or his designee)  that the prior  notification  process has been completed.  The time and date of that notice will be reflected on the prior
notification  form.  Unless  otherwise  specified,   an  Investment  Transaction
requiring  prior  notification  and clearance must be placed and executed by the end of trading in New York City or, in the case of Advisory  Employees  employed by BlackRock International, Ltd., by the end of trading in the United Kingdom on the day of notice from the Chief  Compliance  Officer (or his designee) that the prior  notification  process  has  been  completed.  If  a  proposed  Investment
Transaction  is not executed  (with the  exception of a limit order)  within the time specified,  you must repeat the prior notification process before executing the transaction.  A notice from the Chief  Compliance  Officer (or his designee)
that the prior notification process has been completed is no longer effective if
you  discover,  prior  to  executing  your  Investment  Transaction,   that  the
information on your prior  notification  form is no longer  accurate,  or if the
Chief  Compliance  Officer (or his  designee)  revokes his or her notice for any other reason.

     The  Chief  Compliance   Officer  (or  his  designee)  may  undertake  such
investigation  as he or  she  considers  necessary  to  investigate  whether  an
Investment  Transaction  for which prior  notification  has been sought complies with the terms of this  Policy and is  consistent  with the  general  principles described at the beginning of this Policy.

     As  part  of that  investigation,  the  Chief  Compliance  Officer  (or his designee)  will  determine  whether  there is a pending buy or sell order in the same equity  Security  (except for orders of securities  included in the S&P
100  Index or in the FTSE 100  Index),  or a Related  Security,  on behalf of an
Advisory  Client.(8) If such an order exists,  the Chief Compliance  Officer (or his designee)  will not provide notice that the prior  notification  process has been completed until the Advisory Client's order is executed or withdrawn.

          2.   Transactions,  Securities  and Futures  Contracts  Excluded  From
               Prior Notification and Clearance

     Prior  notification  and  clearance  will not be required for the following
Investment Transactions,  Securities and Futures Contracts. They are exempt only
from  the  Policy's  prior  notification  requirement,   and,  unless  otherwise
indicated,  remain  subject to the Policy's  other  requirements,  including its reporting requirements.

               (a)  Transactions Excluded From Prior Notification and Clearance

     Prior  notification  and clearance is not required for any of the following
Investment Transactions:

     1.   Any Investment  Transaction in a Fully Discretionary  Account that has been approved as such by the Chief Compliance Officer or his designee.
          (You are not  permitted to invest in securities  issued,  sponsored or managed by BlackRock,  Inc. or its investment advisory companies,  its parent,  subsidiaries  or  affiliates,  including  The  PNC  Financial
          Services Group, Inc., any investment advisory company or broker-dealer
          affiliated   with   BlackRock,    Inc.,   Anthracite   Capital,   Inc.
          ("Anthracite")   or  any  closed-end   BlackRock   Fund,  in  a  Fully
          Discretionary Account.)

-----------------------------

(8)  The term "Related Security" means, as to any Security, any instrument related in value to that Security,  including, but not limited to, any option or warrant to purchase or sell that Security,  and any Security convertible into or exchangeable for that Security.

     2.   Purchases of Securities under dividend reinvestment plans.

     3.   Purchases of Securities by an exercise of rights issued to the holders of a class of  Securities  pro rata,  to the extent  those  rights are issued  with  respect  to  Securities  of which  you  have  Beneficial
          Ownership.

     4.   Acquisitions  or  dispositions  of Securities as the result of a stock dividend,  stock split,  reverse stock split,  merger,  consolidation, spin-off or other similar  corporate  distribution  or  reorganization applicable  to all holders of a class of  Securities of which you have
          Beneficial Ownership.

     5.   Purchases of common stock of BlackRock, Inc. under the BlackRock, Inc.
          Employee Stock Purchase Plan, or matching shares of BlackRock, Inc. in
          BlackRock's 401(k) Plan.

     6.   Investment  Transactions  in 529 Plans or Direct Stock  Purchase Plans
          that  have  been  approved  by the  Chief  Compliance  Officer  or his designee.

     7.   Automatic  investments  by direct  debit into a personal  equity  plan
          (PEP),  or similar type of plan in  Non-Reportable  Securities  if the pre-notification process was completed for the first such investment.

     8.   Investment  Transactions  made by a person  who serves on the Board of
          Directors  of an  Advisor  and  is  not  involved  with  the  Advisory operations  of such  Advisor  nor  engages  in the type of  activities described  under  (1),  (2) or (3),  and who does not have  access  to non-public  Advisory Client  information as described under (5), under the term Advisory Employee as defined in Appendix I.

     9.   Investment Transactions in Exchange Traded Funds ("ETFs"), such as the
          Nasdaq-100  Index  Tracking  Stock (QQQ),  SPDR Trust (SPY),  DIAMONDS
          Trust (DIA),  Merrill Lynch Semiconductor  HOLDRS (SMH),  iSHARES MSCI
          Japan (EWJ),  Merrill Lynch Biotech  HOLDRS (BBH),  Select Sector SPDR
          Fund - Technology  (XLK),  Select Sector SPDR Fund - Financial  (XLF),
          MidCap SPDR Trust (MDY),  and other ETF's as  determined  from time to time by the Compliance  Committee to have sufficient  liquidity as not to  present  the type of  conflict  that this  policy is  designed  to protect against. Any questions about whether an ETF not listed in this
          Section II.D.2.(a) is excluded from  prior-notification  and clearance should be directed to the Chief Compliance Officer or his designee.

               (b)  Securities Excluded from Prior Notification and Clearance

     Prior  notification  and  clearance  is  not  required  for  an  Investment
Transaction in securities issued by an open-end  registered  investment  company
(including open-end BlackRock Funds) or in Non-Reportable Securities, as defined in Appendix I, e.g.,  U.S.  Government  securities and "high quality  short-term debt  instruments."  Prior notification and clearance is required for Investment
Transactions in BlackRock Closed-End Funds.

               (c)  Futures  Contracts  Excluded  from  Prior  Notification  and
                    Clearance

     Prior  notification  and  clearance  is  not  required  for  an  Investment
Transaction in the following Futures Contracts:

     1.   Currency futures.

     2.   U.S. Treasury futures.

     3.   Eurodollar futures.

     4.   Physical  commodity  futures (e.g.,  contracts for future  delivery of grain, livestock, fiber or metals).

     5.   Futures  contracts to acquire Fixed Income Securities issued by a U.S.
          Government  agency,  a  foreign  government,  or an  international  or supranational agency.

     6.   Futures  contracts on the Standard and Poor's 500 Index, the Dow Jones
          Industrial Average or NASDAQ 100 Index.

     7.   Futures  contracts on the  Financial  Times Stock  Exchange 100 (FTSE)
          Index.

     E.   Ban on Short-Term Trading Profits

     You may not profit from the  purchase and sale,  or the sale and  purchase, within 60 calendar days, of the same  Securities  and/or Related  Security.  Any such short-term trade must be reversed or unwound,  or if that is not practical, the profits must be disgorged  and  distributed  in a manner  determined  by the
Compliance Committee.

     This  short-term  trading ban does not apply to Investment  Transactions in
Non-Reportable  Securities  (as defined in Appendix I) or in Futures  Contracts.
This  ban  also  does  not  apply to a  purchase  or sale in  connection  with a
Transaction  Exempt From Prior Notification and Clearance (as described above in
Section  II.D.2.(a)),  a  transaction  in a  Fully  Discretionary  Account  or a transaction  excluded from the  "blackout"  periods  pursuant to Section  II.F.2 below.  Finally, the short-term trading ban does not apply to a purchase or sale of shares of  open-end  BlackRock  Funds or to any  shares  of  BlackRock,  Inc.
However, trading in BlackRock, Inc. stock remains subject to the restrictions in
BlackRock's  Section 16 Policy and Insider Trading Policy.  Trading in BlackRock
open-end Funds is subject to the Policy  Involving  Certain Trading  Activity in
Shares of BlackRock Funds, and the restrictions and redemption fees set forth in each fund's prospectus.

     You are considered to profit from a short-term trade if Securities of which you have Beneficial  Ownership  (including  Securities held by Immediate  Family members) are sold for more than their purchase price, even though the Securities purchased  and the  Securities  sold  are  held of  record  or  beneficially  by different persons or entities.

     F.   Blackout Periods

     Your ability to engage in certain Investment Transactions may be prohibited or restricted during the "blackout" periods described below:

          1.   Specific Blackout Periods

               a.   You may not purchase or sell a Security, a Related Security, or  Futures  Contract  at a time when you  intend or know of another's  intention to purchase or sell that same Security, a Related  Security,  or Futures  Contract,  on behalf of an
                    Advisory  Client of any  Advisor  (the  "Specific  Knowledge
                    Blackout Period").

               b.   In addition,  if you are a Portfolio  Employee,  you may not purchase or sell a Security, a Related Security or a Futures
                    Contract  which  you  are  considering  or  which  you  have considered and rejected for purchase or sale for an Advisory
                    Client  within the  previous 15 calendar  days (the  "15-Day
                    Blackout Period") unless the Chief Compliance Officer or his designee,  after  consultation  with  your  supervisor,  has approved your Investment Transaction.(9)

               c.   Finally,  if  you  are a  Portfolio  Manager,  you  may  not
                    purchase or sell a Security, a Related Security,  or Futures
                    Contract   within  7  calendar   days   before  or  after  a
                    transaction in that Security, a Related Security, or Futures
                    Contract,   by  an   Advisory   Client  for  which  you  are
                    responsible (the "7-Day Blackout Period").

     For Portfolio Employees or Portfolio Managers, the Chief Compliance Officer
(or his designee) will not give such notice until any applicable 15-Day Blackout
Period or 7-Day  Blackout  Period  has  expired  or any  required  approvals  or exemptions have been obtained.  An Investment  Transaction  that violates one of these  Blackout  restrictions  must be reversed  or  unwound,  or if that is not practical,  the profits must be disgorged and distributed in a manner determined by the Compliance Committee.

          2.   Exemptions From Blackout Restrictions

     The  foregoing  blackout  period  restrictions  do not apply to  Investment
     Transactions in:

               a.   Non-Reportable Securities, as defined in Appendix I.

               b.   Securities  of a  company  included  in the  Standard  &
                    Poor's 100 (S&P 100) Index.  (S&P 100 securities are
                    subject to the Policy's  prior  notification  and  clearance requirements.)

               c.   A Futures Contract  Excluded From Prior  Notification  under this Policy (as described in Section II.D.2.(c)).

               d.   A Fully Discretionary Account.

               e.   Securities  of a company  included  in the  Financial  Times
                    Stock Exchange 100 Index (FTSE 100 securities are subject to the Policy's prior notification and clearance requirements).

               f.   Exchange Traded Funds Excluded From Prior Notification under this Policy (as described above in Section II.D).

-----------------------------

(9)  SEC Rule 17j-1 places restrictions on the purchase or sale of any "security held or to be acquired" by a registered  investment  company.  Rule 17j-1(a)(10)
defines a "security held or to be acquired" by a registered  investment  company as including any security  which,  within the most recent 15 days,  "is being or has been  considered by such company or its  investment  adviser for purchase by such company."

III. INSIDE INFORMATION AND SERVICE AS A DIRECTOR

     A.   Inside Information

     As an employee of BlackRock, Inc., you must comply with the BlackRock, Inc.
Insider  Trading  Policy,   Confidentiality  Policy  and  Portfolio  Information
Distribution Guidelines.  Copies of these Policies and Guidelines were furnished to all  employees  at the  time  of  their  adoption  and is  furnished  or made available  to all new  employees at the  commencement  of their  employment.  In addition, as an Advisory Employee,  you must notify the General Counsel or Chief
Compliance  Officer of  BlackRock  if you receive or expect to receive  material non-public  information  about an entity  that  issues  securities.  The General
Counsel in  cooperation  with the Chief  Compliance  Officer will  determine the restrictions,  if any,  that will apply to your  communications  and  activities while in possession of that  information.  In general,  those  restrictions will include:

          1.   An  undertaking  not to trade,  either  on your own  behalf or on behalf of an Advisory  Client,  in the  securities  of the entity about which you have material non-public information.

          2.   An undertaking not to disclose material non-public information to other Advisory Employees.

          3.   An  undertaking  not  to  participate  in  discussions   with  or
               decisions  by other  Advisory  Employees  relating  to the entity about which you have material non-public information.

The General Counsel,  in cooperation with the Chief Compliance Officer, or their designees,  will maintain a "restricted  list" of entities  about which Advisory
Employees may have material non-public information.  This "restricted list" will be  available  to the  Chief  Compliance  Officer  (and his  designees)  when he conducts  investigations or reviews related to the Prior Notification  Procedure
and  Clearance  described   previously  in  Section  II.D.1  or  the  Post-Trade
Monitoring and Investigations process described below in Section V.B.3.

     B.   Service as a Director

     You may not serve on the board of directors or other governing board of any entity (other than an entity  sponsored by  BlackRock)  unless you have received the prior written approval of the General Counsel of BlackRock.  If permitted to serve on a governing  board,  an Advisory  Employee  will be isolated from those
Advisory  Employees who make  investment  decisions  regarding the securities of that entity,  through an information  barrier or other procedures  determined by the General Counsel of BlackRock.  In general,  the information barrier or other procedures will include:

          1.   An  undertaking  not to trade or to cause a trade on behalf of an
               Advisory  Client in the  securities  of the entity on whose board you serve.

          2.   An undertaking not to disclose  material  non-public  information about that entity to other Advisory Employees.

          3.   An  undertaking  not  to  participate  in  discussions   with  or
               decisions by other Advisory  Employees  relating to the entity on whose board you serve.

Any entity on whose  board an Advisory  Employee  serves will be included on the
"restricted list" referenced in subsection A, above.

IV.  EXEMPTIONS

     The  Compliance  Committee,  in  its  discretion,  may  grant  case-by-case exceptions to any of the foregoing  requirements,  restrictions or prohibitions, except that the Compliance  Committee may not exempt any Investment  Transaction in a Security (other than a Non-Reportable  Security) or a Futures Contract from
the  Policy's  reporting  requirements.   Exemptions  from  the  Policy's  prior
notification and clearance  requirements  and from the Policy's  restrictions on acquisitions in initial public offerings,  short-term trading and trading during blackout periods will require a determination  by the Compliance  Committee that the exempted  transaction does not involve a realistic  possibility of violating the general principles described at the beginning of this Policy. An application for a case-by-case exemption, in accordance with this paragraph,  should be made in writing to the Chief  Compliance  Officer or his designee,  who will promptly forward that written request to the members of the Compliance Committee.

V.   COMPLIANCE

     A.   Certifications

          1.   Upon Receipt of This Policy

     Upon  commencement of your employment or the effective date of this Policy, whichever occurs later, you will be required to acknowledge receipt of your copy of this Policy by completing and returning to the Chief  Compliance  Officer (or his  designees)  a copy of the form  attached  hereto  as  Appendix  II. By that acknowledgment, you will also agree:

          1.   To read the Policy, to make a reasonable effort to understand its provisions,  and to ask  the  Chief  Compliance  Officer  (or his
               designee)  questions about those provisions you find confusing or difficult to understand.

          2.   To comply with the Policy, including its general principles,  its reporting requirements,  its prohibitions, its prior notification requirements, its short-term trading and blackout restrictions.

          3.   To  advise  the  members  of  your  Immediate  Family  about  the existence  of the Policy,  its  applicability  to their  personal
               Investment  Transactions,  and your responsibility to assure that their personal Investment Transactions comply with the Policy.

          4.   To  cooperate  fully with any  investigation  or inquiry by or on behalf of the Chief Compliance  Officer (or his designees) or the
               Compliance  Committee  to  determine  your  compliance  with  the provisions of the Policy.

In addition,  your acknowledgment will recognize that any failure to comply with the Policy and to honor the commitments made by your  acknowledgment  may result in disciplinary action,  including dismissal.  The most current Policy is posted on the BlackRock web.

          2.   Annual Certification of Compliance

     You are  required  to  certify  on an annual  basis,  on a copy of the form attached  hereto as Appendix III, that you have complied with each  provision of
your  initial   acknowledgment   (see  above).   In   particular,   your  annual
certification  will  require  that you  certify  that you have read and that you understand  the  Policy,  that  you  recognize  that  you  are  subject  to  its provisions,  that you complied  with the  requirements  of the Policy during the period to which it applies, and that you have disclosed,  reported, or caused to be reported  all  Investment  Transactions  required to be disclosed or reported pursuant to the requirements of the Policy and that you have disclosed, reported or caused to be reported all  Personal  Accounts  and Related  Accounts,  or any
other accounts, that hold or are likely to hold a Security,  Futures Contract or
Non-Reportable  Security in which you have a Beneficial  Ownership interest.  In addition,  you will be  required  to  confirm  the  accuracy  of the  record  of information on file with the Advisor with respect to such Personal  Accounts and
Related Accounts or other accounts.  If you have a Beneficial Ownership interest in a Security or Futures  Contract that is not reported to the Chief  Compliance
Officer, or his designee,  on a periodic basis through Duplicate Broker Reports, you must complete the Annual Holdings Report (Appendix III-A) as described under
Section   II.B.6  above  and  submit  it  at  the  time  you  make  your  Annual
Certification of Compliance.  The information in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

     B.   Supervisory Procedures

          1.   The Compliance Committee

     The Policy will be  implemented,  monitored and reviewed by the  Compliance
Committee.  The initial members of the Compliance Committee will be appointed by the management  committee of BlackRock.  The Compliance  Committee,  by a simple majority of its members,  may appoint new members of the Committee,  may replace existing  members of the  Committee,  and may fill  vacancies on the  Committee.
Among other  responsibilities,  the Compliance  Committee will consider requests for case-by-case  exemptions  (described above) and will conduct  investigations
(described  below) of any actual or  suspected  violations  of the  Policy.  The
Compliance  Committee will determine what remedial  actions,  if any,  should be taken by an Advisor in  response to a violation  of the Policy.  The  Compliance
Committee  will  implement  any  procedures   reasonably  necessary  to  prevent
violations of the Policy.  The designee of the  Compliance  Committee  will also provide reports (described below) regarding significant violations of the Policy and the  procedures  to  implement  the Policy.  The  Compliance  Committee  may recommend  changes to those procedures or to the Policy to the management of the
Advisors.  Finally, the Compliance Committee will designate one person to act as
Chief Compliance Officer for all Advisors.

          2.   The Chief Compliance Officer

     The Chief Compliance Officer designated by the Compliance Committee will be responsible  for the day-to-day  administration  of the Policy for all Advisors, subject to the  direction  and  control of the  Compliance  Committee.  Based on information  supplied by the  management of each Advisor,  the Chief  Compliance
Officer (or his  designees)  will forward a copy of the Policy to each  Advisory
Employee  subject to the Policy and will  notify  each such person of his or her designation as an Advisory  Employee,  Portfolio  Employee or Portfolio Manager.
The Chief Compliance  Officer will also be responsible for administration of the reporting and prior  notification  functions  described in the Policy,  and will maintain  the  reports  required  by those  functions.  In  addition,  the Chief
Compliance  Officer (or his designees) will attempt to answer any questions from an Advisory  Employee  regarding the  interpretation  or  administration  of the
Policy.  When necessary or desirable,  the Chief Compliance Officer will consult with the Compliance Committee about such questions. The Chief Compliance Officer may  designate  one or more  Assistant  Compliance  Officers  to whom the  Chief
Compliance Officer may delegate any of the duties described in this paragraph or in the  succeeding  paragraphs,  and who shall be  empowered to act on the Chief
Compliance  Officer's  behalf  when the Chief  Compliance  Officer  is absent or unavailable.

          3.   Post-Trade Monitoring and Investigations

     The Chief  Compliance  Officer (or his designees) will review the Duplicate
Broker Reports and other information supplied for each Advisory Employee so that the Chief Compliance Officer can detect and prevent potential  violations of the
Policy.  This  information  may also be  disclosed  to the  Advisor's  auditors, attorneys and regulators. If, based on his or her review of information supplied for an Advisory Employee,  or based on other  information,  the Chief Compliance
Officer  suspects that the Policy may have been violated,  the Chief  Compliance
Officer  (or his  designees)  will  perform  such  investigations  and make such inquiries as he or she considers necessary.  You should expect that, as a matter of course,  the Chief  Compliance  Officer  will make  inquiries  regarding  any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory  Client.  If the Chief  Compliance  Officer reaches a preliminary conclusion  that an Advisory  Employee may have violated this Policy,  the Chief
Compliance Officer will report that preliminary conclusion in a timely manner to the Compliance  Committee and will furnish to the Committee all information that relates to the Chief  Compliance  Officer's  preliminary  conclusion.  The Chief
Compliance   Officer  may  also  report  his  preliminary   conclusion  and  the
information  relating to that preliminary  conclusion to the Advisor's auditors, attorneys and regulators.

     Promptly  after  receiving  the  Chief  Compliance  Officer's  report  of a possible  violation of the Policy,  the Compliance  Committee,  with the aid and assistance  of  the  Chief  Compliance  Officer,  will  conduct  an  appropriate investigation  to  determine  whether  the  Policy  has been  violated  and will determine what remedial action should be taken by the Advisor in response to any such  violation(s).  For  purposes  of these  determinations,  a majority of the
Compliance  Committee  will  constitute  a quorum and  action  taken by a simple majority of that quorum will constitute action by the Committee.

          4.   Remedial Actions

     The remedial  actions that may be recommended  by the Compliance  Committee may include,  but are not limited to,  disgorgement of profits,  imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, e.g., for  violation of the Policy's  restrictions  on  short-term  trading or trading during blackout periods,  you may be required to reverse or unwind a transaction and to  forfeit  any profit or to absorb  any loss from the  transaction.  If an
Investment  Transaction  may not be reversed or unwound,  you may be required to disgorge any profits  associated  with the  transaction,  which  profits will be distributed in a manner  prescribed by the Compliance  Committee in the exercise of its discretion.  Profits derived from Investment Transactions in violation of this  Policy may not be offset by any losses  from  Investment  Transactions  in violation of this Policy.  Finally,  evidence suggesting  violations of criminal laws will be reported to the appropriate authorities,  as required by applicable law.

     In determining  what, if any, remedial action is appropriate in response to a violation of the Policy, the Compliance  Committee will consider,  among other factors,  the  gravity of your  violation,  the  frequency  of your  violations, whether any  violation  caused  harm or the  potential  of harm to any  Advisory
Client,  whether you knew or should have known that your Investment  Transaction violated the Policy,  whether you engaged in an  Investment  Transaction  with a view to making a profit on the anticipated  market action of a transaction by an
Advisory Client,  your efforts to cooperate with the Chief Compliance  Officer's investigation,  and your efforts to correct any conduct that led to a violation.
In rare  instances,  the  Compliance  Committee  may find  that,  for  equitable reasons, no remedial action should be taken.

          5.   Reports of Material Violations

     In a timely manner, and not less frequently than annually,  the designee of the Compliance  Committee will report to the management  committee of BlackRock, and to the directors or trustees of each investment  company that is an Advisory
Client,  any known material  violation of the Policy by an advisory  employee to that  investment  company and  sanctions  imposed in  response  to the  material violation.  Evidence suggesting  violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

          6.   Reports of Material Changes to the Policy

     Within a  reasonable  period of time of making any  material  change to the
Policy,  but in no event longer than six months after making a material  change, the designee of the Compliance Committee will report to the management committee of BlackRock,  and to the  directors/trustees of each investment company that is an Advisory Client, the nature of such changes.

          7.   Annual Reports

     The designee of the  Compliance  Committee will furnish an annual report to the management committee of BlackRock,  and to the directors or trustees of each investment company that is an Advisory Client, that, at a minimum, will:

     1.   Summarize  existing  procedures and restrictions  concerning  personal investing by Advisory  Employees  and any changes in those  procedures and restrictions that were made during the previous year;

     2.   Certify that the Advisor has adopted and  implemented  such procedures as  are  reasonably  necessary  to  prevent  Advisory  Employees  from violating this Policy;

     3.   Describes  any issues  arising under the Policy since the last report,
          including,   but  not  limited  to,  information  about  any  material
          violations  of the Policy or procedures  and the sanctions  imposed in response to those violations; and

     4.   Describe any changes in existing  procedures or restrictions  that the
          Compliance  Committee  recommends  based upon its experience under the
          Policy,  evolving  industry  practices,  or developments in applicable laws or regulations.

          8.   Records

     The Chief Compliance Officer or his designees shall maintain records in the manner and to the extent set forth below,  which  records shall be available for examination by representatives of the Securities and Exchange Commission.

     1.   As long as this Policy is in effect,  a copy of it shall be  preserved in an easily accessible place;

     2.   The following records must be maintained in an easily accessible place for five  years  after the end of the  fiscal  year in which the event took place;

          a.   A copy of any  other  Advisory  Employee  Investment  Transaction
               Policy which has been in effect;

          b.   The names of any Compliance  Officers that were  responsible  for reviewing  Duplicate  Broker  Reports and other  transaction  and holding information;

          c.   The names of any Compliance  Officers that were  responsible  for maintaining the records set forth in this Section.

          d.   A  record  of  any  decision,  and  the  reasons  supporting  the decision, to approve the acquisition by an Advisory Employee of a
               Beneficial  Ownership  in  any  Security  in  an  initial  public offering or private placement;

          e.   A record of any violation of this Policy, and of any action taken as a result of such violation;

          f.   A list of all Advisory  Employees who have been,  subject to this
               Policy;

          g.   A record of each  holdings  report made by an Advisory  Employee;
               and

          h.   A record of all written Acknowledgements by Advisory Employees of receipt of the Policy.

     3.   The following  records must be maintained for five years after the end of the fiscal year in which the event took place,  the first two years in an appropriate and easily accessible office of the Advisor:

          a.   A copy of each Duplicate Broker Report and other  transaction and
               holding   information   submitted  to  the   Compliance   Officer
               responsible for reviewing Reports; and

          b.   A copy of each annual written report  submitted by the Compliance
               Committee to the  management  committee  of BlackRock  and to the directors  or  trustees  of each  investment  company  that is an
               Advisory Client.

VI.  EFFECTIVE DATE

     The provisions of this Policy were effective on October 1, 1998, as amended
March 1, 2000 and February 1, 2005.

                                   APPENDIX I

                        Definitions of Capitalized Terms

     The  following  definitions  apply  to the  capitalized  terms  used in the
Policy:

Advisor

     The term "Advisor" means any entity under the control of BlackRock, whether now in existence or formed after the date hereof,  that is  registered as (i) an investment  advisor under the  Investment  Advisers Act of 1940, as amended,  or
(ii) a  broker-dealer  under the  Securities  Exchange Act of 1934,  as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

Advisory Client

     The term  "Advisory  Client"  means an investment  company,  whether or not registered with any regulatory authority, an institutional  investment client, a personal trust or estate, a guardianship,  an employee benefit trust, or another client  with which the  Advisor by which you are  employed or with which you are associated has an investment  management,  advisory or sub-advisory  contract or relationship.

Advisory Employee

     The term "Advisory Employee" means an officer,  director, or employee of an
Advisor, or any other person identified as a "control person" on the Form ADV or the  Form BD  filed  by the  Advisor  with  the  U.S.  Securities  and  Exchange
Commission,  (1) who, in connection with his or her regular functions or duties, generates,  participates  in, or obtains  information  regarding  that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client;  (2) whose regular  functions or duties  relate to the making of any  recommendations  with respect to such  purchases or sales;  (3) who obtains  information  or exercises influence  concerning  investment  recommendations made to an Advisory Client of that Advisor;  (4) who has line  oversight or management  responsibilities  over employees  described  in  (1),  (2) or (3)  above;  or (5)  who  has  access  to non-public  information  regarding  any  Advisory  Clients'  purchase or sale of securities,  or non-public  information  regarding the portfolio holdings of any fund for  which an  Advisor  serves  as  investment  adviser  or any fund  whose investment adviser or principal  underwriter  controls,  is controlled by, or is under common control with BlackRock.

Beneficial Ownership

     As a general  matter,  you are considered to have a "Beneficial  Ownership"
interest in a Security or Futures Contract if you have the opportunity, directly or  indirectly,  to profit or share in any profit  derived from a transaction in that  Security  or  Futures  Contract.  You are  presumed  to have a  Beneficial
Ownership  interest in any Security or Futures  Contract held,  individually  or jointly,  by you and/or by a member of your Immediate Family (as defined below).
In addition, unless specifically excepted by the Chief Compliance Officer or his designee  based on a showing  that your  interest  or  control  is  sufficiently attenuated  to avoid the  possibility  of a conflict,  you will be considered to have a Beneficial  Ownership interest in a Security or Futures Contract held by:
(1) a joint account to which you are a party, (2) a partnership in which you are a  general  partner,  (3)  a  limited  liability  company  in  which  you  are a manager-member,  (4) a trust in which you or a member of your  Immediate  Family has a pecuniary  interest,  or (5) an investment club in which you are a member.
Although you may have a Beneficial  Ownership  interest in a Security or Futures
Contract  held  in  a  Fully  Discretionary  Account  (as  defined  below),  the application  of this  Policy  to such a  Security  or  Futures  Contract  may be modified by the special exemptions provided for Fully Discretionary Accounts.

     As a technical matter, the term "Beneficial Ownership" for purposes of this
Policy  will be  interpreted  in the same  manner  as it would be under SEC Rule
16a-1(a)(2)  in  determining  whether a person  has  beneficial  ownership  of a security for purposes of Section 16 of the  Securities  Exchange Act of 1934 and
the rules and regulations thereunder.

BlackRock

     The term "BlackRock" means BlackRock, Inc.

Chief Compliance Officer

     The term "Chief  Compliance  Officer"  means the person  designated  by the
Compliance  Committee as responsible  for the day-to-day  administration  of the
Policy in accordance with Section V(B)(2) of the Policy.

Compliance Committee

     The term  "Compliance  Committee"  means the  committee of persons who have responsibility  for  implementing,  monitoring  and  reviewing  the  Policy,  in accordance with Section V(B)(1) of the Policy.

Duplicate Broker Reports

     The term "Duplicate Broker Reports" means duplicate copies of confirmations of transactions in your Personal or Related Accounts and of periodic  statements for those accounts.

Fixed Income Securities

     For purposes of this Policy, the term "Fixed Income Securities" means fixed income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States,  corporate debt  Securities, mortgage-backed  and other  asset-backed  Securities,  fixed  income  Securities issued by state or local  governments  or the  political  subdivisions  thereof, structured notes and loan  participations,  foreign  government debt Securities, and debt Securities of  international  agencies or supranational  agencies.  For purposes  of this  Policy,  the  term  "Fixed  Income  Securities"  will  not be interpreted to include U.S.  Government  Securities or any other Exempt Security
(as defined above).

Fully Discretionary Account

     The term "Fully Discretionary  Account" means a Personal Account or Related
Account  managed  or  held  by a  broker-dealer,  futures  commission  merchant, investment  advisor or trustee as to which  neither you nor an Immediate  Family
Member (as defined below): (a) exercises any investment discretion; (b) suggests or receives notice of transactions  prior to their execution;  and (c) otherwise has any direct or indirect  influence or control.  In addition,  to qualify as a
Fully Discretionary Account, the individual broker, registered representative or merchant  responsible  for that account must not be responsible  for nor receive advance  notice of any  purchase  or sale of a Security  or Futures  Contract on behalf of an  Advisory  Client.  To qualify an account as a Fully  Discretionary
Account, the Chief Compliance Officer (or his designee) must receive and approve a written notice,  in the form attached hereto as Appendix VII, that the account meets the foregoing qualifications as a Fully Discretionary Account. You are not permitted to invest in  securities  issued,  sponsored or managed by  BlackRock,
Inc.  or  its  investment  advisory  companies,  its  parent,   subsidiaries  or
affiliates,  including The PNC Financial  Services  Group,  Inc., any investment advisory company or broker-dealer  affiliated with BlackRock,  Inc.,  Anthracite
Capital,  Inc.  ("Anthracite")  or any  closed-end  BlackRock  Fund,  in a Fully
Discretionary Account.

Futures Contract

     The term "Futures  Contract"  includes (a) a futures contract and an option on a futures  contract  traded on a U.S. or foreign board of trade,  such as the
Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile
Exchange,   or  the  London   International   Financial   Futures   Exchange  (a
"Publicly-Traded  Futures  Contract"),  as well  as (b) a  forward  contract,  a
"swap",  a "cap", a "collar",  a "floor" and an  over-the-counter  option (other than an option on a foreign  currency,  an option on a basket of currencies,  an option on a Security or an option on an index of  Securities,  which fall within the definition of  "Security")  (a  "Privately-Traded  Futures  Contract").  You
should consult with the Chief  Compliance  Officer (or his designee) if you have any doubt about  whether a particular  Investment  Transaction  you  contemplate involves a Futures Contract. For purposes of this definition,  a Publicly-Traded
Futures  Contract is defined by its expiration  month,  i.e., a  Publicly-Traded
Futures  Contract on a U.S.  Treasury  Bond that expires in June is treated as a separate  Publicly-Traded  Futures Contract,  when compared to a Publicly-Traded
Futures Contract on a U.S. Treasury Bond that expires in July.

Immediate Family

     The term "Immediate  Family" means any of the following  persons who reside in your  household or who depend on you for basic living  support:  your spouse, any child, stepchild,  grandchild,  parent,  stepparent,  grandparent,  sibling, mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

Investment Transaction

     For purposes of this Policy,  the term "Investment  Transaction"  means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial  Ownership interest.  The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction
in that Security or Futures Contract.

Non-Reportable Security

     The term  "Non-Reportable  Security"  means any Security (as defined below)
not included within the definition of Security in SEC Rule 17j-1(a)(4) under the
Investment  Company  Act of 1940,  as  amended,  or  within  the  definition  of
Reportable  Security in Rule 204A-1(e)(10)  under the Investment Advisers Act of
1940, as amended, including:

     1.   A direct obligation of the Government of the United States;

     2.   Shares of money market funds;

     3.   Shares of registered  open-end  investment  companies other than those for which  BlackRock or an affiliate of BlackRock  acts as  investment adviser or subadviser;

     4.   High quality short-term debt instruments,  including,  but not limited to, bankers'  acceptances,  bank  certificates of deposit,  commercial paper and repurchase  agreements.  For these purposes, a "high quality short-term debt instrument"  means any instrument having a maturity at issuance  of less  than  366  days  and  which  is rated in one of the highest two rating categories by a Nationally  Recognized  Statistical
          Rating Organization, or which is unrated but is of comparable quality.

     5.   Shares of  authorized  unit trusts,  open-ended  investment  companies
          (OEIC's),  other than those for which  BlackRock  or an  affiliate  of
          BlackRock  acts  as  investment  adviser  or  subadviser,  and  direct obligations of the Government of the United Kingdom.

     6.   Shares of unit investment trusts that are invested  exclusively in one or more registered  open-end investment  companies,  none of which are advised by BlackRock or an affiliate of BlackRock.

Personal Account

     The term "Personal  Account" means the following  accounts that hold or are likely to hold a Security  or Futures  Contract  in which you have a  Beneficial
Ownership interest:

     o    any account in your individual name;

     o    any joint or tenant-in-common account in which you have an interest or are a participant;

     o    any account for which you act as trustee, executor, or custodian; and

     o    any  account  over which you have  investment  discretion  or have the power  (whether  or  not  exercised)  to  direct  the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds)  or  Future
          Contracts (other than an Advisory  Client's account that you manage or over which you have investment discretion),  including the accounts of any  individual  or entity that is managed or  controlled  directly or indirectly  by or through  you,  such as the account of an  investment club to which you belong.  There is a presumption that you can control accounts  held by members of your  Immediate  Family  sharing the same household.  This  presumption  may  be  rebutted  only  by  convincing evidence.

Policy

     The term  "Policy"  means this  Advisory  Employee  Investment  Transaction
Policy.

Portfolio Employee

     The term  "Portfolio  Employee"  means a  Portfolio  Manager or an Advisory
Employee who provides  information or advice to a Portfolio Manager with respect to the purchase or sale of securities,  who helps execute a Portfolio  Manager's decisions, or who directly supervises a Portfolio Manager.

Portfolio Manager

     The term  "Portfolio  Manager" means any employee of an Advisor who has the authority,  whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.

Related Account

     The term  "Related  Account"  means  any  account,  other  than a  Personal
Account, that holds a Security or Futures Contract in which you have a direct or indirect  Beneficial  Ownership  interest  (other than an account over which you have no investment  discretion and cannot  otherwise  exercise  control) and any account (other than an Advisory Client's account) of any individual or entity to whom you give advice or make  recommendations  with regard to the acquisition or disposition  of  Securities  (including  BlackRock  Funds) or  Future  Contracts
(whether or not such advice is acted upon).

Related Security

     The term  "Related  Security"  means,  as to any Security,  any  instrument related in value to that Security,  including, but not limited to, any option or warrant to purchase or sell that Security,  and any Security convertible into or exchangeable  for that  Security.  For example,  the purchase and exercise of an option to acquire a Security  is  subject  to the same  restrictions  that would apply to the purchase of the Security itself.

Security

     As a general matter, the term "Security" means any stock, note, bond, share issued  by an  investment  company  (both  open-end  and  closed-end  investment companies)  advised or  sub-advised  by  BlackRock  or an affiliate of BlackRock
("BlackRock Funds"),  debenture or other evidence of indebtedness (including any loan participation or assignment),  limited partnership  interest, or investment contract,  other than a  Non-Reportable  Security (as defined  above).  The term
"Security" includes an option on a Security, an index of Securities,  a currency or a basket of currencies,  including such an option traded on the Chicago Board of Options Exchange or on the New York, American,  Pacific or Philadelphia Stock
Exchanges as well as such an option traded in the  over-the-counter  market. The term "Security" does not include a physical commodity or a Futures Contract. The term "Security" may include an interest in a limited  liability company (LLC) or in a private investment fund.

     As a technical  matter,  the term  "Security"  has the meaning set forth in
Section 2(a)(36) of the Investment Company Act of 1940, which defines a Security to mean:

     Any note, stock, treasury stock, bond debenture,  evidence of indebtedness, certificate of interest or participation in any  profit-sharing  agreement, collateral-trust certificate,  preorganization certificate or subscription,
     transferable  share,   investment   contract,   voting-trust   certificate,
     certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral  rights,  any put, call,  straddle,  option,  or privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including  any interest  therein or based on the value  thereof),  or any put,  call,  straddle,  option,  or  privilege entered  into  on  a  national  securities  exchange  relating  to  foreign currency,  or, in general,  any interest or instrument  commonly known as a
     "security",  or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim  certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase any of the foregoing,

except  that the  term  "Security"  does  not  include  any  Security  that is a
Non-Reportable  Security  (as defined  above),  a Futures  Contract  (as defined above), or a physical commodity (such as foreign exchange or a precious metal).